UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 5, 2025 (November 4, 2025)

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock is quoted on the OTCQX® Best Market under the symbol “VXRT.”

Item 1.01.          Entry Into a Material Definitive Agreement.

Exclusive License and Collaboration Agreement

On November 4, 2025, Vaxart, Inc. (“Vaxart” or the “Company”) entered into an Exclusive License and Collaboration Agreement (the “License Agreement”) with Dynavax Technologies Corporation (Nasdaq: DVAX) relating to Vaxart’s investigational oral vaccine candidate for COVID-19 based on Vaxart’s oral delivery platform (the “Vaccine Candidate”).

Pursuant to the terms of the License Agreement, Vaxart has granted Dynavax an exclusive, worldwide license to develop and commercialize the Vaccine Candidate and other vaccines based on Vaxart’s oral delivery platform for the prevention or treatment of infection by SARS-CoV-2, SARS coronavirus, MERS coronavirus, and other coronaviruses, including all variants of such coronaviruses, and the respiratory illnesses caused by such coronavirus infections, including COVID-19 (the “Licensed Indications”). Vaxart retains the rights to its oral delivery platform and vaccine constructs for all indications other than the Licensed Indications.

Under the License Agreement, Vaxart has agreed to, among other things, continue to develop the Vaccine Candidate by conducting and completing its ongoing Phase 2b clinical trial of the Vaccine Candidate, performing its obligations under its Project NextGen/BARDA award and related agreements, including Project Agreement No. 01; RRPV-24-04-NGVx-003, and conducting additional development and manufacturing activities related to the Vaccine Candidate that will be agreed to by the parties. In turn, Dynavax has agreed to pay Vaxart an upfront license fee of $25 million and to purchase $5 million of the shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to the terms of the Purchase Agreement (as defined below).

Following the completion of Vaxart’s ongoing Phase 2b clinical trial and a planned end-of-Phase 2 meeting (“EOP2 Meeting”) with the U.S. Food and Drug Administration (the “FDA”), subject to the terms and conditions of the License Agreement, Dynavax has the right to elect, in its sole discretion, to assume responsibility for the continued development of the Vaccine Candidate. If Dynavax elects to assume responsibility for such continued development of the Vaccine Candidate, then Dynavax has agreed to pay Vaxart an additional fee of $50 million. If Dynavax does not elect to assume responsibility for such continued development of the Vaccine Candidate, then the License Agreement will terminate pursuant to its terms.

Subject to the terms and conditions of the License Agreement, if Dynavax elects to continue development of the Vaccine Candidate, then Vaxart may also be entitled to receive up to $195 million in regulatory milestone payments, up to $425 million in net sales milestone payments, and tiered royalties at rates in the low-to-mid teens on net sales of Vaxart platform-based oral vaccines for the Licensed Indications. The royalty payments are subject to reduction in the case of patent expiration, biosimilar competition and payments made under certain licenses for third-party intellectual property.

The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the License Agreement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Securities Purchase Agreement

In connection with the transactions contemplated by the License Agreement, the Company and Dynavax entered into a Securities Purchase Agreement (the “Purchase Agreement”). On the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to issue and sell to Dynavax, and Dynavax agreed to purchase from the Company 11,111,111 shares of the Common Stock at a price of $0.45 per share for the aggregate purchase price of approximately $5 million, pursuant to the shelf registration statement filed by the Company with the SEC on Form S-3, including the prospectus dated May 5, 2023, contained therein, and the prospectus supplement to be filed on or about November 5, 2025.

The closing of the transactions contemplated by the Purchase Agreement is expected to occur on or about November 6, 2025, subject to the satisfaction of certain customary closing conditions. The Purchase Agreement contains customary representations, warranties, covenants, and indemnification obligations of the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Purchase Agreement, which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

A copy of the legal opinion and consent of Thompson Hine LLP, counsel to the Company, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.          Regulation FD Disclosure.

On November 5, 2025, the Company and Dynavax issued a press release announcing the License Agreement and the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “believe,” “continue,” “could,” “expect,” “will,” “may,” “potential” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this Current Report on Form 8-K include statements regarding our investigational oral COVID-19 vaccine candidate and the collaboration between us and Dynavax for our oral vaccine program, including their potential benefits, timing and results of the Phase 2b clinical trial and EOP2 meeting with the FDA, and the subsequent and continued clinical development of the foregoing vaccine candidate, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement, and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of our oral COVID-19 vaccine candidate, including the possibility that our product candidates may not be approved by the FDA or non-U.S. regulatory authorities and that, even if approved by the FDA or non-U.S. regulatory authorities, our COVID-19 vaccine candidate may not achieve broad market acceptance; whether our collaboration with Dynavax will be successful; whether Dynavax will elect to assume responsibility for continued clinical development of our oral COVID-19 vaccine program; and competitive developments.

A further description of risks and uncertainties can be found in Vaxart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors,” as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.vaxart.com. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Thompson Hine, dated November 5, 2025.
23.1	Consent of Thompson Hine (included in Exhibit 5.1)
99.1	Press Release, dated November 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2025	VAXART, INC.

/s/ Steven Lo
Steven Lo
President and Chief Executive Officer